Exhibit 99.1

Xtant Medical Reports Second Quarter 2026 Financial Results

Launched Trivium™ Shaped, an extension of its Trivium line of premium, next-generation demineralized bone matrix allograft for bone grafting procedures

Company to host investor conference call and webcast today, August 11th, at 8:30am ET

BELGRADE, Mont., August 11, 2026 — Xtant Medical Holdings, Inc. (NYSE American: XTNT), a medical technology company focused on surgical solutions for spinal and other orthopedic conditions, today reported financial and operating results for the second quarter ended June 30, 2026.

Second Quarter 2026 Financial Highlights

●	Generated total revenue of $23.0 million for the second quarter of 2026, as compared to $35.4 million for the second quarter of 2025. The decline in revenue relates primarily to the sale of the non-core Coflex/CoFix assets and international hardware business to Companion Spine in December 2025 as well as license revenue that ceased at the end of 2025 due to changes in the reimbursement environment.

Second Quarter 2026 and Recent Business Highlights

●	Announced an exclusive U.S. distribution agreement with privately held Dilon Technologies whereby Xtant has acquired the exclusive U.S. commercial rights to Dilon’s HEMOBLAST® Bellows product for high-performance hemostasis following certain surgical procedures. As part of the transaction, Xtant has hired Dilon’s approximately 20-person U.S. sales team, who will support Xtant’s entire biologics portfolio.

●	Launched Trivium™ Shaped, an extension of its Trivium line of premium, next-generation demineralized bone matrix allograft for bone grafting procedures. Trivium™ Shaped is available in pre-shaped configurations designed to support handling, preparation, and placement across a range of surgical applications.

Sean Browne, President and CEO of Xtant Medical, stated, “The second quarter reflected continued execution of our strategy to broaden our core biologics portfolio while expanding access to more hospitals and surgeons. The Dilon distribution agreement added a complementary hemostatic technology and significant commercial resources, which, together with the introduction of Trivium Shaped, strengthen our platform and position us for sustained long-term growth.”

Second Quarter 2026 Financial Results

Revenue for the second quarter of 2026 was $23.0 million, compared to $35.4 million for the same period in 2025. The year-over-year decline is primarily due to the sale of the Company’s non-core Coflex/CoFix assets and international hardware business to Companion Spine in December of 2025, as well as license revenue from Xtant’s Q-code and amniotic membrane agreements in the second quarter of 2025 that did not repeat in the second quarter of 2026 due to changes in the reimbursement environment.

Gross margin for the second quarter of 2026 was 57.9%, compared to 68.6% for the same period in 2025. The decrease was primarily due to the cessation of Q-code high-margin license revenue from the amniotic membrane agreements that ceased at the end of 2025, together with reduced production efficiencies and increased charges for excess and obsolete inventory.

Operating expenses for the second quarter of 2026 totaled $22.5 million, compared to $19.7 million for the second quarter of 2025. The increase was primarily due to a $5.0 million exclusivity fee paid to Dilon Technologies in connection with the Company’s distribution agreement, partially offset by lower general and administrative and sales and marketing expenses following the Company’s December 2025 sale of its Coflex/CoFix assets and international hardware business to Companion Spine.

Second quarter 2026 net loss was $9.4 million, compared to net income of $3.6 million for the second quarter of 2025.

Non-GAAP adjusted EBITDA loss for the second quarter of 2026 totaled $2.7 million, compared to positive adjusted EBITDA of $6.9 million for the same period in 2025.

The Company defines adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest income/expense and provision for income tax/benefit, and as further adjusted to add back in or exclude, as applicable, non-cash compensation, the write-off of the distribution agreement deposit, disposition/acquisition-related income and expenses, acquisition-related fair value adjustments, unrealized foreign currency translation gain or loss, and separation-related expenses. A calculation and reconciliation of adjusted EBITDA to net income (loss) can be found in the attached financial tables.

As of June 30, 2026, the Company had $9.9 million of cash and cash equivalents, total indebtedness of $23.0 million, and availability under its revolving credit facility of $0.7 million, compared to $17.3 million of cash and cash equivalents, total indebtedness of $25.4 million, and availability under its revolving credit facility of $3.8 million as of December 31, 2025. The decrease in total indebtedness reflects a $3.8 million reduction in term loan principal, including $2.8 million from proceeds received from Companion Spine in the first quarter of 2026, partially offset by net borrowings of $1.1 million under the Company’s revolving credit facility during the first half of 2026, used primarily to fund the $5.0 million exclusivity fee paid to Dilon Technologies and for working capital.

The Company believes its current cash and availability under its credit facility are sufficient to fund operations, as currently planned, for at least the next 12 months.

2026 Financial Guidance

Reflecting lower-than-expected biologics revenue in the second quarter, as well as ongoing headwinds related to its amnio product line directly tied to the advanced wound care market, Xtant is today modestly reducing its full-year guidance to a range of $99 million to $103 million, from $101 million to $105 million previously.

Conference Call

Xtant Medical will host a webcast and conference call to discuss its second quarter 2026 financial and operating results at 8:30 am ET today, August 11, 2026.

To access the webcast: https://www.webcaster5.com/Webcast/Page/3039/54128

To access the conference call, dial 888-506-0062 (US) or 973-528-0011 (International) and reference Participant Access Code 844793.

A replay of the call will be available on the Investor section of the Company’s website at www.xtantmedical.com for a period of one year.

About Xtant Medical Holdings, Inc.

Xtant Medical’s mission of honoring the gift of donation so that our patients can live as full and complete a life as possible, is the driving force behind our company. Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics serving the chronic and surgical wound care and sports medicine markets, as well as spinal implant systems. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including adjusted EBITDA, adjusted EBITDA as a percentage of total revenue. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in this release or tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ “continue,” “future,” ‘‘will,’’ “potential,” “guidance,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s full year 2026 revenue guidance. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results, financial performance and need for additional capital; the Company’s ability to achieve sustained long-term growth; the success of the distribution arrangement and the HEMOBLAST® Bellows product, including future U.S. sales and the additional U.S. sales personnel and their impact on the Company’s business and operating results; the possibility that the distribution agreement may be terminated by either party and the effect of any such termination on the Company and its ability to recapture the $5.0 million exclusivity fee it paid Dilon; the effect of the distribution agreement on the Company’s business, including its relationships with other distributors, independent sales representatives and personnel, and its business and operating results; the ability of Dilon to continue to manufacture and supply the Company the HEMOBLAST® Bellows product and the effect of any such non-performance on the Company and its business and operating results; the success of the Company’s expanded field sales force to improve the Company’s reach and leverage its contract portfolio and independent agent network; the Company’s ability to become operationally self-sustaining and less reliant on third-party manufacturers and suppliers; risks associated with acquisitions and dispositions; its ability to implement successfully its future growth initiatives and risks associated therewith; possible future impairment charges to long-lived assets and goodwill and write-downs of excess and obsolete inventory; its ability to continue to innovate, develop and introduce new products and the success of those products; its ability to remain competitive; its ability to engage and retain new and existing independent distributors and agents and qualified sales and other personnel and its dependence on key independent agents for a significant portion of its revenue; the effect of inflation, elevated interest rates and other recessionary factors and supply chain disruptions; the effect of product sales mix changes on its financial results; the effect of government and third-party coverage and reimbursement for its products; its ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; its ability to license intellectual property on commercially reasonable terms and to maintain any such licenses and its ability to obtain and protect its intellectual property and proprietary rights and operate without infringing the rights of others; its ability to service its debt, comply with debt covenants, and access additional indebtedness or financing on favorable terms or at all, if and when needed; and other factors described in its Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (SEC) on March 30, 2026 and subsequent SEC reports, including its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 to be filed with the SEC on or about August 11, 2026. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Kevin Gardner

LifeSci Advisors

kgardner@lifesciadvisors.com

– Tables Follow –

XTANT MEDICAL HOLDINGS, INC.

Consolidated Balance Sheets

(In thousands, except number of shares and par value)

	As of June 30, 2026	As of December 31, 2025
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$9,870	$17,053
Restricted cash	347	275
Trade accounts receivable, net of allowance for credit losses and doubtful accounts of $2,234 and $2,165, respectively	19,416	17,803
Inventories	33,287	30,263
Note receivable	—	10,462
Prepaid and other current assets	1,857	2,389
Total current assets	64,777	78,245
Property and equipment, net	5,542	6,202
Right-of-use asset, net	2,894	3,192
Goodwill	6,074	6,074
Intangible assets, net	252	299
Other assets	128	133
Total Assets	$79,667	$94,145

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,154	$3,844
Accrued liabilities	7,481	10,626
Current portion of long-term debt	3,720	3,500
Current portion of lease liability	594	622
Current portion of finance lease obligations	29	35
Line of credit	11,985	10,857
Total current liabilities	29,963	29,484
Long-term Liabilities:
Lease liability, less current portion	2,397	2,665
Finance lease obligation, less current portion	—	12
Long-term debt, plus premium and less issuance costs	7,287	11,026
Other liabilities	5	5
Total Liabilities	39,652	43,192
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.000001 par value; 300,000,000 shares authorized; 140,262,960 shares issued and outstanding as of June 30, 2026 and 140,039,557 shares issued and outstanding as of December 31, 2025	—	—
Additional paid-in capital	307,004	305,439
Accumulated other comprehensive loss	(1)	—
Accumulated deficit	(266,988)	(254,486)
Total Stockholders’ Equity	40,015	50,953
Total Liabilities & Stockholders’ Equity	$79,667	$94,145

XTANT MEDICAL HOLDINGS, INC.

Consolidated Statements of Operations

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenue
Product revenue	$23,031	$30,436	$43,915	$59,720
License revenue	—	4,975	—	8,595
Total Revenue	23,031	35,411	43,915	68,315

Cost of sales	9,701	11,127	18,614	23,788
Gross Profit	13,330	24,284	25,301	44,527

Operating Expenses
General and administrative	6,436	7,478	12,709	15,011
Sales and marketing	10,368	11,616	18,554	22,820
Research and development	695	566	1,130	1,009
Write-off of distribution agreement deposit	5,000	—	5,000	—
Total Operating Expenses	22,499	19,660	37,393	38,840

(Loss) Income from Operations	(9,169)	4,624	(12,092)	5,687

Other Expense
Interest expense	(542)	(1,004)	(1,141)	(2,049)
Interest income	1	—	220	—
Unrealized foreign currency translation gain	23	178	22	202
Other income (expense)	347	7	589	(2)
Total Other Expense	(171)	(819)	(310)	(1,849)

Net (Loss) Income from Operations Before Provision for Income Taxes	(9,340)	3,805	(12,402)	3,838

Provision for Income Taxes Current and Deferred	(73)	(255)	(100)	(230)
Net (Loss) Income	$(9,413)	$3,550	$(12,502)	$3,608

Net (Loss) Income Per Share:
Basic	$(0.07)	$0.03	$(0.09)	$0.03
Dilutive	$(0.07)	$0.02	$(0.09)	$0.02

Shares used in the computation:
Basic	140,258,667	139,310,589	140,159,255	139,190,378
Dilutive	140,258,667	148,574,242	140,159,255	148,339,423

XTANT MEDICAL HOLDINGS, INC.

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Six Months Ended June 30,
	2026	2025
Operating activities:
Net (loss) income	$(12,502)	$3,608
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	1,042	2,243
Loss (gain) on sale of fixed assets	5	(49)
Non-cash interest	251	289
Stock-based compensation	1,621	1,524
Provision for reserve on accounts receivable	463	395
Provision for excess and obsolete inventory	1,496	490
Write-off of distribution agreement deposit	5,000	—
Other	3	46

Changes in operating assets and liabilities:
Accounts receivable	(2,076)	(6,873)
Inventories	(3,591)	(1,349)
Prepaid and other assets	(298)	347
Accounts payable	2,309	(880)
Accrued liabilities	(3,145)	2,763
Net cash (used in) provided by operating activities	(9,422)	2,554

Investing activities:
Purchases of property and equipment	(441)	(1,557)
Proceeds from sale of fixed assets	102	97
Distribution agreement deposit	(5,000)	—
Proceeds from divestitures	10,368	—
Net cash provided by (used in) investing activities	5,029	(1,460)

Financing activities:
Borrowings on line of credit	27,895	51,812
Repayments on line of credit	(26,767)	(51,925)
Payments on long-term debt	(3,771)	—
Debt issuance costs	—	(49)
Payments on financing leases	(18)	(34)
Payment of taxes from withholding of common stock on settlement of restricted stock units	(56)	(61)
Net cash used in financing activities	(2,717)	(257)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1)	(21)

Net change in cash and cash equivalents and restricted cash	(7,111)	816
Cash and cash equivalents and restricted cash at beginning of period	17,328	6,221
Cash and cash equivalents and restricted cash at end of period	$10,217	$7,037
Reconciliation of cash and cash equivalents and restricted cash reported in the condensed consolidated balance sheets
Cash and cash equivalents	$9,870	$6,923
Restricted cash	347	114
Total cash and restricted cash reported in condensed consolidated balance sheets	$10,217	$7,037

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net (Loss) Income	$(9,413)	$3,550	$(12,502)	$3,608

Depreciation and amortization	508	1,169	1,042	2,243
Interest expense, net	541	1,004	921	2,049
Tax expense	73	255	100	230
Non-GAAP EBITDA	(8,291)	5,978	(10,439)	8,130

Net (Loss) Income/Total Revenue	(40.9)%	10.0%	(28.5)%	5.3%

Non-GAAP EBITDA/Total Revenue	(36.0)%	16.9%	(23.8)%	11.9%

NON-GAAP ADJUSTED EBITDA CALCULATION
Non-cash compensation	875	766	1,621	1,524
Write-off of distribution agreement deposit	5,000	—	5,000	—
Divestiture/acquisition-related expenses	(283)	295	(518)	295
Acquisition-related fair value adjustments	44	60	95	171
Unrealized foreign currency translation gain	(23)	(178)	(22)	(202)
Separation related expenses	—	(17)	—	23

Non-GAAP Adjusted EBITDA	$(2,678)	$6,904	$(4,263)	$9,941
Non-GAAP Adjusted EBITDA/Total Revenue	(11.6)%	19.5%	(9.7)%	14.6%